SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549


                                     Form 8-K


                                   CURRENT REPORT
       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      October 26, 2001
                                                 ___________________________


                                 ALICO, INC.
____________________________________________________________________________
(Exact name of registrant as specified in its charter)


Florida                           0-261                          59-0906081
____________________________________________________________________________
(State or other jurisdiction     (Commission                  (IRS Employer
           of incorporation)      File Number)           Identification No.)


Post Office Box 338, La Belle, Florida                             33975
___________________________________________________________________________
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code      (863) 675-2966
                                                 _________________________

Item 5.  Other Events

   Incorporated by reference is a press release issued by the Registrant on October 26, 2001, attached as Exhibit 01, providing information concerning the Registrant's announcement of its disposition of land in Lee County, Florida.


Item 7.     Financial Statements and Exhibits.

( c ) Exhibit

Exhibit 01 - Press release issued October 26, 2001.




                                    SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ALICO, INC.
                                          (Registrant)



                                            /s/ W. BERNARD LESTER
October 29, 2001                         By__________________________________
__________________                          W. Bernard Lester, President
Date                                       (Signature)

EXHIBIT INDEX


Exhibit
Number                           Description

01 Press release issued October 26, 2001

                                  NEWS RELEASE
                                   ALICO, INC.

                                              October 26, 2001

National Circuit
La Belle, Florida

FOR IMMEDIATE RELEASE

Contact:     Dick Klaas, Vice President
             Florida Real Estate Consultants, Inc.
             (941) 643-2525


                 AGRI-INSURANCE COMPANY, LTD. ENTERS INTO
                 MODIFIED CONTRACT TO SELL  722 ACRES NEAR
                       FLORIDA GULF COAST UNIVERSITY

La Belle, FL. (October 26, 2001) - Ben Hill Griffin III, Chief Executive Officer and Chairman of the Board of Alico, Inc. (ALCO), announced today that Agri-Insurance Company, Ltd., a wholly owned subsidiary of Alico, Inc., has entered into contracts to sell 722 acres in Lee County, Florida.

The parcels were originally part of a 2,500 acre contract with Alanda, Ltd., announced in May. The agreements were coordinated with Alanda, Ltd., and total $16.8 million. One of the contracts, representing 323 acres and $9.6
million, calls for closing on or before January 31, 2002.   The second
contract is for 398 acres and $7.2 million, and is expected to close on or before December 31, 2002. Closure on the remaining 1,786 acres and $13.7 million could occur before December 31, 2001.

For further information contact:     W. Bernard Lester
                                     La Belle, Florida
                                    (863) 675-2966